                                                                     EXHIBIT 2.3

                         UNITED STATES BANKRUPTCY COURT
                          WESTERN DISTRICT OF NEW YORK

IN RE:
                                                            JOINTLY ADMINISTERED
LAIDLAW USA, INC.,                                          CASE NOS. 01-14099 K
LAIDLAW INC.,                                                 THROUGH 01-14104 K
LAIDLAW INVESTMENTS LTD.,
LAIDLAW INTERNATIONAL FINANCE                               CHAPTER 11
 CORPORATION,
LAIDLAW TRANSPORTATION, INC. AND
LAIDLAW ONE, INC.,

                           DEBTORS.

                      SECOND MODIFICATIONS TO THIRD AMENDED
                         JOINT PLAN OF REORGANIZATION OF
                   LAIDLAW USA, INC. AND ITS DEBTOR AFFILIATES

                  The above-captioned debtors and debtors in possession (collectively, the "Debtors") hereby propose the following modification to the Third Amended Joint Plan of Reorganization of Laidlaw USA, Inc. and Its Debtor Affiliates, dated January 23, 2003 (the "Plan"), pursuant to section 1127 of the Bankruptcy Code, 11 U.S.C. Sections 101-1330, and Section XIII.D of the Plan:

                  Section IX.A.6 of the Plan is deleted in its entirety.

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Dated: February 27, 2003

                           RESPECTFULLY SUBMITTED,

                           LAIDLAW USA, INC.

                           By: /s/ Ivan R. Cairns
                               -------------------------------------------------
                           NAME: IVAN R. CAIRNS
                           Title: Senior Vice President and Secretary

                           LAIDLAW INC. (for itself and on behalf of the Laidlaw
                             Subsidiary Debtors)

                           BY: /s/ Ivan R. Cairns
                               -------------------------------------------------
                           NAME: IVAN R. CAIRNS
                           Title: Senior Vice President and General Counsel

COUNSEL:

GARRY M. GRABER
HODGSON RUSS LLP
One M&T Plaza
Suite 2000
Buffalo, New York 14203
(716) 856-4000

        - and -

RlCHARD M. CIERI
THOMAS C. DANIELS
JONES DAY
North Point
901 Lakeside Avenue
Cleveland, Ohio 44114
(216) 586-3939

PAUL E. HARNER
EDWARD B. WINSLOW
MARK A. CODY
JONES DAY
77 West Wacker
Suite 3500
Chicago, Illinois 60601
(312)782-3939

ATTORNEYS FOR DEBTORS
AND DEBTORS IN POSSESSION

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